UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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TECHNIPFMC PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2024

Explanatory Note

On March 15, 2024, TechnipFMC plc (the “Company”) filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2024 Annual General Meeting of Shareholders to be held on April 26, 2024 (the “Annual Meeting”). The Company is providing this supplement (the “Supplement”) to supplement and amend the Proxy Statement solely to reflect updates to certain compensation information by reproducing:
1.
the Summary Compensation Table for the Year Ended December 31, 2023, originally set forth on pages 74-75 of the Proxy Statement, with changes to Fiscal Year 2022 in the columns titled “Stock Awards” and “Total” and footnote 2;

2.
the Grants of Plan-Based Awards Table, originally set forth on pages 75-76 of the Proxy Statement, with changes to the column titled “Grant Date Fair Value of Stock and Option Awards” for PSUs granted in 2023;

3.
the Pay Versus Performance Table, originally set forth on page 85 of the Proxy Statement, with changes to Fiscal Year 2022 in the columns titled “Summary Compensation Table Total for PEO” and “Average Summary Compensation Table Total for Non-PEO NEOs,” and the discussion for the calculation of the Pay Versus Performance Table, with changes to Fiscal Year 2022 in the columns titled “PEO” and “Average non-PEO NEOs,” originally set forth on page 86 of the Proxy Statement; and

4.	the Security Ownership of Certain Beneficial Owners and Management, originally set forth on page 105 of the Proxy Statement, to reflect changes to footnote 2.
Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement, and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

Changes to the Proxy Statement

Summary Compensation Table for the Year Ended December 31, 2023

The following table summarizes the compensation earned by each of the NEOs from all sources for services rendered in all of their capacities to the Company during the fiscal year ended December 31, 2023.

Name and Principal Position as of 12/31/2023	Year	Salary ($)[1]	Stock Awards ($)[2,6]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Douglas J. Pferdehirt Chair and CEO	2023	1,328,700	12,436,674	2,955,195		341,926	17,062,495
	2022	1,236,000	11,190,694	2,077,407		270,193	14,774,294
	2021	1,236,000	17,629,477	2,694,789		373,416	21,933,682
Alf Melin Chief Financial Officer	2023	700,000	2,503,948	1,102,500	94,706	119,018	4,520,172
	2022	650,000	2,249,668	786,500	(249,849)	57,155	3,493,474
	2021	650,000	2,589,929	988,915	(8,626)	56,783	4,277,001
Justin Rounce Executive Vice President and Chief Technology Officer	2023	630,000	2,253,554	992,250		90,230	3,966,034
	2022	600,000	2,076,622	726,000		81,462	3,484,084
	2021	600,000	3,649,495	969,000		111,776	5,330,270
Jonathan Landes President, Subsea	2023	550,000	1,639,478	866,250		109,865	3,165,593
	2022	525,000	1,514,197	635,250		71,042	2,745,489
	2021	475,000	1,593,115	755,250		57,588	2,880,953
Thierry Conti President, Surface Technologies	2023	450,000	670,674	531,564		333,387	1,985,625
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Victoria Lazar Former Executive Vice President Chief Legal Officer and Secretary	2023	367,231	1,240,030	346,192		507,556	2,461,009
	2022	500,000	1,153,677	555,000		25,775	2,234,452
	2021	—	—	—	—	—	—
(1)					Salary represents contractual annual base salary.
(2)					In accordance with SEC regulations for the Summary Compensation Table, the “Stock Awards” column includes:
i.
For each year, the sum of the aggregate grant date fair value of time-based RSUs and PSUs subject to either market-based (TSR) or performance-based (ROIC) vesting conditions. Determination of fair value was made in accordance with FASB ASC Topic 718. With respect to PSUs subject to performance-based (ROIC) vesting conditions and time-based RSUs, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards. With respect to PSUs subject to TSR market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K.

ii.
The maximum award value of PSUs granted in 2023 subject to performance-based (ROIC) conditions are shown in the table below. The methodology used in this table is the same as in the Summary Compensation Table for the PSUs.

Pferdehirt		Melin	Rounce	Landes	Conti
2023	7,301,199	1,469,999	1,322,992	962,487	393,737
iii.	Mrs. Lazar’s grant was forfeited in its entirety at the time of her departure.
(3)					Represents short-term incentive remuneration earned in 2023 and paid in March 2024.
(4)
The amounts shown in the Change in Pension Value column reflect the actuarial increase in the present value of the NEO’s benefits at the first retirement date with unreduced benefits (age 62 for U.S. pension programs) under all of our pension plans. These amounts are determined using interest rates and mortality rate assumptions consistent with those disclosed in our Annual Report on Form 10-K.

(5)	The amounts reflected in the “All Other Compensation” column for the fiscal year ended December 31, 2023 represent:

Mr. Pferdehirt – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $271,773, financial planning and personal tax assistance of $15,000, personal use of Company automobile of $14,311, security services of $26,071, U.K. tax preparation of $4,437, Company-paid life insurance premium of $494, spousal travel of $9,841.

Mr. Melin – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $116,532, Company-paid life insurance premium of $260, and U.K. tax preparation of $2,226.
Mr. Rounce – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $88,649, security services of $1,346, and Company-paid life insurance premium of $234.

Mr. Landes – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $88,637, car allowance of $18,000, security services of $3,023, and Company-paid life insurance premium of $205.

Mr. Conti – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $45,399, car allowance of $31,932, Company-paid life insurance premium of $167, expatriate allowances and benefits of $254,421, and tax equalization of $1,468.

Ms. Lazar – contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $87,396, Company-paid life insurance premium of $13, U.K. tax preparation of $2,226, paid holidays not taken of $65,310, severance payment during 2023 of $346,667, Company-paid COBRA installments of $4,695.80, and outplacement services of $1,250.

(6)	The following table reflects updated information with respect to the column “Grant Date Fair Value of Stock and Option Awards” for plan-based awards made in 2022 to each NEO.

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards($)[3]
Name	Award Type[1]	Grant Date	Threshold ($)	Target[2] ($)	Maximum ($)	Threshold[4] (#)	Target (#)	Maximum (#)
Douglas J. Pferdehirt	Annual Incentive	2022		1,668,600	3,337,200
	RSU	3/8/2022							369,289	2,909,997
	PSU - TSR	3/8/2022				107,710	430,838	861,675		4,885,697
	PSU - ROIC	3/8/2022				215,419	430,838	861,675		3,395,000
Alf Melin	Annual Incentive	2022		650,000	1,300,000
	RSU	3/8/2022							74,238	584,995
	PSU - TSR	3/8/2022				21,653	86,612	173,223		982,174
	PSU - ROIC	3/8/2022				43,306	86,612	173,223		682,499
Justin Rounce	Annual Incentive	2022		600,000	1,200,000
	RSU	3/8/2022							68,527	539,993
	PSU - TSR	3/8/2022				19,988	79,950	159,899		906,627
	PSU - ROIC	3/8/2022				39,975	79,950	159,899		630,002
Jonathan Landes	Annual Incentive	2022		525,000	1,050,000
	RSU	3/8/2022							49,968	393,748
	PSU - TSR	3/8/2022				14,574	58,296	116,592		661,077
	PSU - ROIC	3/8/2022				29,148	58,296	116,592		459,372
Victoria Lazar	Annual Incentive	2022		500,000	1,000,000
	RSU	3/8/2022							38,070	299,992
	PSU - TSR	3/8/2022				11,104	44,417	88,833		503,683
	PSU - ROIC	3/8/2022				22,209	44,417	88,833		350,002

(1)	“RSU” awards are time-based restricted stock unit awards, “PSU-TSR” awards are market-based restricted stock unit awards based on the TSR performance measure. The annual awards vest on March 8, 2025.
(2)	Each target award as a percentage of base salary: Mr. Pferdehirt – 135%; Mr. Melin - 100%; Mr. Rounce – 100%; Mr. Landes - 100%; and Ms. Lazar – 100%.
(3)
Grant date fair values were determined in accordance with FASB ASC Topic 718.  With respect to PSUs subject to market-based (TSR) vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K.

(4)	Threshold for TSR is 25%, for ROIC is 50%.

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2023 to each NEO.

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Award Type[1]	Grant Date	Threshold ($)	Target ($)[2]	Maximum ($)	Threshold[4] (#)	Target (#)	Maximum (#)
Douglas J. Pferdehirt	Annual Incentive	2023		1,793,745	3,587,490
	RSU	2/21/2023							223,346	3,129,077
	PSU - TSR	2/21/2023				130,286	260,571	521,142		5,656,997
	PSU - ROIC	2/21/2023				130,286	260,571	521,142		3,650,600
Alf Melin	Annual Incentive	2023		700,000	1,400,000
	RSU	2/21/2023							44,967	629,988
	PSU - TSR	2/21/2023				26,231	52,463	104,925		1,138,960
	PSU - ROIC	2/21/2023				26,231	52,463	104,925		735,000
Justin Rounce	Annual Incentive	2023		630,000	1,260,000
	RSU	2/21/2023							40,471	566,999
	PSU - TSR	2/21/2023				23,608	47,216	94,432		1,025,059
	PSU - ROIC	2/21/2023				23,608	47,216	94,432		661,496
Jonathan Landes	Annual Incentive	2023		550,000	1,100,000
	RSU	2/21/2023							29,443	412,496
	PSU - TSR	2/21/2023				17,175	34,350	68,700		745,738
	PSU - ROIC	2/21/2023				17,175	34,350	68,700		481,244
Thierry Conti	Annual Incentive	2023		337,500	675,000
	RSU	2/21/2023							12,044	168,736
	PSU - TSR	2/21/2023				7,026	14,052	28,104		305,069
	PSU - ROIC	2/21/2023				7,026	14,052	28,104		196,869

(1)
“RSU” awards are time-based restricted stock unit awards, “PSU-TSR and “PSU-ROIC” awards are market-based restricted stock unit awards based on the TSR and ROIC performance measure. The annual RSU awards vest one-third on February 21, 2024, February 21, 2025, and February 21, 2026. The “PSU-TSR and “PSU-ROIC” awards vest on February 21, 2026.

(2)	Each target award as a percentage of base salary: Mr. Pferdehirt – 135%; Mr. Melin - 100%; Mr. Rounce – 100%; Mr. Landes - 100%; and Mr. Conti – 75%.
(3)
Grant date fair values were determined in accordance with FASB ASC Topic 718. With respect to PSUs subject to market-based (TSR) vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Annual Report on Form 10-K.

(4)	Threshold for TSR is 50%, for ROIC is 50%.
This table excludes Ms. Lazar, who served as Executive Vice President, Chief Legal Officer and Secretary until July 31, 2023, and all outstanding awards were forfeited upon her departure.

Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, and 2023, and our financial performance for each such fiscal year. The amounts represented under “compensation actually paid” were computed in accordance with SEC rules. See footnote (1) and the explanations below for more information.
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)[1]	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)[1]	Value of Initial Fixed $100 Investment Based on:
					FTI Total Shareholder Return ($)	OSX Total Shareholder Return ($)[2]	Net Income ($)	Adjusted EBITDA Margin %[3]
2023	17,062,495	62,631,037	3,219,687	6,970,872	145.16	114.47	56,130,479	12.0%
2022	14,774,294	52,760,476	2,989,375	7,539,426	55.67	61.53	(107,307,795)	10.0%
2021	21,933,683	15,255,127	3,203,031	1,562,750	23.73	31.25	13,344,828	8.8%
2020	12,920,601	2,368,276	3,191,983	1,734,567	28.03	25.88	(3,287,395,821)	6.7%
The increase in “compensation actually paid” from 2021 to 2022, and from 2022 to 2023 is primarily driven by the increase in the fair value of performance awards due to the increase in share price from $5.92 at December 31, 2021, $12.19 at December 31, 2022, and $20.14 at December 29, 2023.
(1)
Amounts include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year, and (iii) certain pension-related costs. The Non-PEO NEOs referenced in the table above are indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Douglas P. Pferdehirt	Alf Melin, Justin Rounce, Jonathan Landes, Victoria Lazar, and Thierry Conti
2022	Douglas P. Pferdehirt	Alf Melin, Justin Rounce, Jonathan Landes, and Victoria Lazar
2021	Douglas P. Pferdehirt	Alf Melin, Justin Rounce, Jonathan Landes, Barry Glickman, and Maryann Mannen
2020	Douglas P. Pferdehirt	Maryann Mannen, Justin Rounce, Barry Glickman, Arnaud Pieton, Catherine MacGregor, and Nello Uccelletti

(2)	For the relevant fiscal year, represents the cumulative TSR of the OSX index for the applicable five-year period as set forth in our Annual Report on Form 10-K for each respective year.

(3)
Adjusted EBITDA Margin % is a non-GAAP measure and is defined as earnings before net interest expense, income taxes, depreciation, and amortization, excluding charges credits and foreign currency as a percentage of revenue. For reconciliation of adjusted EBITDA margin to their respective most directly comparable GAAP measures, please refer to “Appendix A - Reconciliation of Non-GAAP Measures” in this Proxy Statement.

To calculate the “compensation actually paid” in the table above, the following amounts were deducted or added (as applicable) to our NEO’s “Total” compensation reported in the Summary Compensation Table (“SCT”) for the applicable fiscal year:
	2020		2021		2022		2023
Adjustments	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY	(9,966,772)	(1,609,745)	(17,629,477)	(1,962,340)	(11,190,694)	(1,748,543)	(12,436,674)	(1,413,531)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	7,435,271	1,145,923	10,615,778	1,206,646	19,141,491	2,990,851	20,095,969	2,284,074
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(9,876,567)	(1,258,436)	335,348	25,645	26,110,894	3,032,829	34,462,881	3,592,217
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	1,855,743	116,084	2,495,429	97,134	3,924,491	337,375	3,273,382	167,468
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	(827,001)	—	—	—	(868,951)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—	172,984	8,850
Increase/Decrease based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	(2,495,633)	(178,640)	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT for Applicable FY	—	148,758	—	(1,725)	—	(62,462)	—	(18,941)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—	—	—
TOTAL ADJUSTMENTS	(10,552,325)	(1,457,416)	(6,678,556)	(1,640,281)	37,986,182	4,550,050	45,568,542	3,751,185

Security Ownership
of Certain Beneficial Owners and Management

The following table shows, as of March 4, 2024, the number of our Ordinary Shares beneficially owned by each of our NEOs, directors, and all directors and executive officers as a group. No director or NEO beneficially owns more than 1% of our Ordinary Shares, as designated in the “Percent of Class” column in the table below. Unless otherwise indicated, the address of each person is Hadrian House, Wincomblee Road, Newcastle upon Tyne, NE6 3PL, United Kingdom.

Name	Shares	Percent of Class[1]
Claire S. Farley	159,604[2]	*
Eleazar de Carvalho Filho	94,601[2]	*
Thierry Conti	30,001[3]	*
Robert G. Gwin	13,531[2]	*
Jonathan Landes	41,040[3]	*
Victoria Lazar	0[3]	*
Alf Melin	22,611[3]	*
John O’Leary	118,695[2]	*
Margareth Øvrum	65,766[2]	*
Douglas J. Pferdehirt	2,793,134[3]	*
Kay G. Priestly	114,256[2]	*
Justin Rounce	361,435[3]	*
John Yearwood	98,638[2]	*
Sophie Zurquiyah	56,628[2]	*
All current directors, current executive officers, and NEOs as a group (18 persons)	4,052,694[4]	0.93%
* Less than 1%
(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 437,135,619 Ordinary Shares outstanding on March 4, 2024.
(2)
Includes Ordinary Shares owned by the non-employee director and vested. Ordinary Shares that are deferred shares under our incentive plan. As of March 4, 2024, the number of deferred Ordinary Shares credited to each non-employee director under our incentive plan was as follows: Mr. de Carvalho Filho (46,391), Mses. Farley and Priestly and Mr. O’Leary (105,905), Mr. Gwin (13,531), Ms. Ovrum (65,766), Mr. Yearwood (34,420) and Ms. Zurquiyah (56,628). The annual RSU grant vests after one year of service but is settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of one to ten years from the grant date or (b) upon their separation from Board service. RSUs granted prior to 2021 vested after one year of service and will be settled upon separation from Board service. Directors have no power to vote or dispose of shares underlying the RSUs until they are distributed. Until such distribution, these directors have an unsecured claim against us for such units.

(3)
Includes: (i) Ordinary Shares owned by the individual; and (ii) Ordinary Shares subject to stock options that are exercisable within 60 days of March 4, 2024. Mr. Pferdehirt’s ownership includes 80,304 Ordinary Shares held by a family trust for the benefit of his children, and his spouse is trustee of the family trust. The Ordinary Shares included in item (ii), in the aggregate, amount to 970,547 Ordinary Shares for Mr. Pferdehirt, 13,760 Ordinary Shares for Mr. Melin, 81,286 Ordinary Shares for Mr. Rounce, 18,190 Ordinary Shares for Mr. Landes, 0 for Mr. Conti, and 0 Ordinary Shares for Ms. Lazar.

(4)	Includes, in the aggregate, stock options to purchase 1,083,783 Ordinary Shares that are currently exercisable by our NEOs and other executive officers.

Additional Information
If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “General Information about the Annual Meeting.”